EXHIBIT 10.1

                        SETTLEMENT AND RELEASE AGREEMENT

     Settlement and Release Agreement (this "Agreement"), dated as of January 14, 2008, by and between L & Co., LLC, a Delaware limited liability company ("L & Co."), The Irrevocable Trust of James E. Lineberger U/A 12/1/98, a Florida trust (the "Trust" and together with L & Co., the "Warrantholders"), James E. Lineberger (together with the Warrantholders, the "Warrantholder Parties") and InkSure Technologies Inc. (the "Company").

     WHEREAS, pursuant to a Subscription Agreement, entered into in July 2002, among the Warrantholders and the Company (the "Subscription Agreement") and a Warrant Agreement, dated July 5, 2002, among the Warrantholders and the Company (the "Warrant Agreement"), the Warrantholders purchased units of the Company's securities each consisting of (i) 62,112 shares of the Company's common stock, $.01 par value ("Common Stock") and (ii) five year warrants (the "Warrants") to purchase 21,739 shares of Common Stock at an initial exercise price of $2.17 per share (such purchase, the "Investment");

     WHEREAS, on July 28, 2007, the Warrantholders provided the Company with documentation exercising the Warrants on a cashless basis (the "Cashless Exercise");

     WHEREAS, a dispute has arisen as to the exercise price of the Warrants held by the Warrantholders resulting from whether the Company was required, or failed, to maintain the effectiveness of the Company's registration statement on Form SB-2 filed with the Securities and Exchange Commission ("SEC") on April 28, 2003 in light of the possible affiliate status of the Warrantholders which arguably prevented them from relying on Rule 144 (k);

     WHEREAS, subject to the terms hereof, the parties wish to provide for the issuance of shares of Common Stock to the Warrantholders and to settle any claims and controversies between them arising out of the Investment;

     NOW, THEREFORE, in consideration of the promises, covenants and agreements set forth herein, the parties agree as follows:

     1. As of the date hereof, the Company is issuing and delivering to L & Co., certificates (without a restrictive legend and without stop transfer instructions given to the Company's transfer agent) representing 52,983 shares of Common Stock in full satisfaction of the Cashless Exercise of the Warrants by L & Co. Upon delivery of such shares of Common Stock, the Warrants will be deemed cancelled and void. The Company acknowledges that L & Co. has the right to sell such shares of Common Stock publicly under Rule 144(k) of the Securities Act of 1933, as amended ("Securities Act") immediately after delivery of such shares to L & Co. as L & Co. has held the Warrants from more than two years and is not an affiliate of the Company.

     2. As of the date hereof, the Company is issuing to the Trust, certificates (without a restrictive legend and without stop transfer instructions given to the Company's transfer agent) representing 88,306 shares of Common Stock in full satisfaction of the Cashless Exercise of the Warrants by the Trust. Upon delivery of such shares of Common Stock, the Warrants will be deemed cancelled and void. The Company acknowledges that the Trust has the right to sell such shares of Common Stock publicly under Rule 144(k) of the Securities Act immediately after delivery of such shares to the Trust as the Trust has held the Warrants from more than two years and is not an affiliate of the Company.


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     3. As of the date hereof, the Company is issuing and delivering to L & Co.,
14,402 shares of restricted Common Stock as payment of legal fees incurred by L
& Co. in connection with the dispute and this Agreement. The Company agrees that at any time it files a registration statement with the SEC to include any shares of its Common Stock for registration, including any registration statement filed as of the date hereof, it will take all appropriate action to include the foregoing shares of restricted Common Stock in such registration statement to enable L & Co. to sell such shares of restricted Common Stock under such registration statement. The foregoing covenant shall cease at such time as the restricted Common Stock may be sold publicly under Rule 144(k) of the Securities Act.

     4. As of the date hereof, the Company is issuing and delivering to the Trust, 24,005 shares of restricted Common Stock as payment of legal fees incurred by the Trust in connection with the dispute and this Agreement. The Company agrees that at any time it files a registration statement with the SEC to include any shares of its Common Stock for registration, including any registration statement filed as of the date hereof, it will take all appropriate action to include the foregoing shares of restricted Common Stock in such registration statement to enable the Trust to sell such shares of restricted Common Stock under such registration statement. The foregoing covenant shall cease at such time as the restricted Common Stock may be sold publicly under Rule 144(k) of the Securities Act.

     5. As a condition to the receipt of the restricted Common Stock pursuant to Paragraphs 3 and 4 above, each Warrantholder will execute an Investor Representation Letter, in the form attached hereto as Exhibit A.

     6. For good and valuable consideration, each Warrantholder Party does hereby release and forever discharge the Company and all of its past and present employees, agents, representatives, servants, assigns, attorneys, insurers, predecessors, successors, stockholders, partners, parents, subsidiaries and affiliates and all past and present officers and directors of each of them (collectively, the "Releasees") of and from any and all claims, rights, demands, sums of money, obligations, damages, debts, liabilities, controversies, judgments, notices, costs, expenses, attorneys' fees, indemnities, contributions, allocations, apportionments, interests, losses, injuries, assessments, penalties, impositions or causes of action of any nature whatsoever, known or unknown, asserted or unasserted, liquidated or unliquidated, fixed or contingent, whether sounding in contract, statute, tort, fraud, misrepresentation or other legal theory, both at law and in equity, existing as of the date hereof, whether known or unknown, arising out of the dispute which is being resolved by this Agreement including any claimed breach, violation or default by the Company under the terms of the Subscription Agreement or Warrants.

     The Company, on behalf of the Releasees, does hereby release and forever discharge each Warrantholder Party and all of their past and present employees, agents, members, trustees, beneficiaries, managers, representatives, servants, assigns, attorneys, insurers, predecessors, successors, stockholders, partners, parents, subsidiaries and affiliates and all past and present officers and directors of each of them (collectively, the "Warrantholder Releasees") of and from any and all claims, rights, demands, sums of money, obligations, damages, debts, liabilities, controversies, judgments, notices, costs, expenses, attorneys' fees, indemnities, contributions, allocations, apportionments, interests, losses, injuries, assessments, penalties, impositions or causes of action of any nature whatsoever, known or unknown, asserted or unasserted, liquidated or unliquidated, fixed or contingent, whether sounding in contract, statute, tort, fraud, misrepresentation or other legal theory, both at law and in equity, existing as of the date hereof, whether known or unknown, arising out of the dispute which is being resolved by this Agreement including any claimed breach, violation or default by the Company under the terms of the Subscription Agreement or Warrants.


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     7. No Warrantholder Party (on behalf of itself or any of its affiliates)
shall assert any claim or demand (including without limitation by the commencement of any action in any court or arbitration forum) against any Releasee as to any matter released under this Agreement. In the event that any such demand or claim is asserted against any Releasee, (a) each Warrantholder Party acknowledges that this Agreement shall constitute a full, complete and absolute defense thereto, and (b) such Warrantholder Party shall immediately indemnify and hold harmless each affected Releasee against all of its costs in that regard, including its actual attorney's fees and costs.

     8. No Releasee (on behalf of itself or any of its affiliates) shall assert any claim or demand (including without limitation by the commencement of any action in any court or arbitration forum) against any Warrantholder Party as to any matter released under this Agreement. In the event that any such demand or claim is asserted against any Warrantholder Party, (a) each Releasee acknowledges that this release shall constitute a full, complete and absolute defense thereto, and (b) such Releasee shall immediately indemnify and hold harmless each affected Warrantholder Party against all of its costs in that regard, including its actual attorney's fees and costs.

     9. Each Warrantholder Party represents and warrants that after due inquiry it does not know of any legal claim that it has with respect to any Releasee and the Company on behalf of itself and each Releasee represents that after due inquiry none of such parties knows of any legal claim that it has with respect to any Warrantholder Party.

     10. From time to time after the date hereof, each party hereto shall take any and all actions, and execute, acknowledge, deliver, file and/or record any and all documents and instruments, as the other party may reasonably request in order to more fully effectuate, consummate, confirm or evidence the agreements contemplated hereby.

     11. Each of the parties hereto has been represented by independent legal counsel of its or his own choice in arriving at this Agreement, or has had the opportunity to be represented by independent legal counsel and that it or he has had the opportunity to discuss this Agreement with such counsel. This Agreement represents the product of the parties' negotiations.

     12. By entering into this Agreement, no party admits to any liability to the other or to the truth of any allegations and/or claims raised by any party and each party expressly disclaims and denies any and/or all liability to the other, monetary or otherwise, or that any party has any rights whatsoever against the other except as contained in this Agreement. This Agreement may not be used and/or introduced in any way in any further action or proceeding as an admission of liability, as evidence of an admission by either party or that any party acted in any way wrongfully with respect to the other, or that either party is liable to the other or anyone else for any prior alleged actions or conduct, except that this Agreement may be entered as evidence in any proceeding, action or mediation in the event of a default by either party of this Agreement.

     13. From and after the date hereof, each party shall keep this Agreement confidential and not disclose the circumstances leading to the execution of this Agreement to anyone unless otherwise required by law or court order; PROVIDED, HOWEVER, that the Company may, if required, disclose the terms of this Agreement in, and file this Agreement as an exhibit to, its reports and other documents filed with the Securities and Exchange Commission.


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     14. This instrument may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     15. This instrument shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts entered into and wholly performed in the State of New York.

     16. This Agreement constitutes the entire agreement between and among the parties with respect to the subject matter hereof and supersedes all prior written and oral agreements with respect thereto.

     17. This instrument shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and assigns and shall inure to the benefit of the respective persons and entities released pursuant hereto.

     IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first written above.

                                               INKSURE TECHNOLOGIES, INC.

                                               By: /s/ Elie Housman
                                               --------------------
                                               Name: Elie Housman
                                               Title: Chief Executive Officer

                                               L & Co., LLC

                                               By: /s/ James E. Lineberger
                                               ---------------------------
                                               Name: James E. Lineberger, Jr.
                                               Title: Member and Manager


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                                               THE IRREVOCABLE TRUST OF JAMES E.
                                               LINEBERGER U/A 12/1/98

                                               By: /s/ James E. Lineberger
                                               ---------------------------
                                               Name: James E. Lineberger, Jr.
                                               Title: Trustee

                                               /s/ James E. Lineberger
                                               -----------------------
                                               James E. Lineberger